EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust V (the “Trust”) (File Nos. 2-38613 and 811-2031), of my opinion dated January 25, 2018, appearing in Post-Effective Amendment No. 82 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 25, 2018.

Susan A. Pereira
Susan A. Pereira
Vice President and Assistant General Counsel

Boston, Massachusetts

January 27, 2022